EXHIBIT 32.2

WRITTEN STATEMENT OF CHIEF EXECUTIVE OFFICER
PURSUANT TO U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Apogee Technology, Inc. (the “Company”) on Form 10-QSB for the quarterly period ended September 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Paul J. Murphy, Chief Financial Officer and Vice President Finance of the Company, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.                                       The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                       The information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 14, 2006	/s/ Paul J. Murphy
Paul J. Murphy
Chief Financial Officer and Vice President
Finance (principal financial officer and
principal accounting officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished to the Securities and Exchange Commission as our exhibit to the Form 10-QSB and shall not be deemed to be considered filed as part of the Form 10-QSB.